Non-Binding Memorandum Of Understanding ("MOU")

THIS NON-BINDING MEMORANDUM OF UNDERSTANDING is made and entered on the date of December 02, 2014 by and between Zaxis International Inc., a public company incorporated under the laws of the State of Delaware (hereinafter the "Company"); and

ARTSYS 360 LTD. a private company incorporated under the laws of the State of Israel (hereinafter "Artsys"). The Company and Artsys are sometimes referred to individually, as a "Party" and collectively, as the "Parties"; and

WHEREAS, Artsys develops, and owns proprietary innovative radar technologies that may be used in various products and/or commercial or other uses (hereinafter the "Technology”); and

WHEREAS, in order to further develop the Technology and achieve commercial stages of the technology and any product based on the Technology, Artsys requires additional funding; and

WHEREAS, the Company is a public company traded on the OTC Markets which can be used as a vehicle for fund raising to boost Artsys’ business and technology as set out in this MOU; and

WHEREAS, the Parties wish to carry out a Reverse Merger whereby the shareholders of Artsys will exchange their shares in Artsys in consideration for shares in the Company (the “Reverse Merger”) subject to the terms and conditions of this MOU and the provisions agreed between the Parties in the Definitive Agreement as hereinafter defined;

NOW, THEREFORE, in consideration of the covenants contained herein, the Parties herein agree as follows:

1. PREAMBLE

The Preamble and the Attachments form an integral part of this MOU.

2. PURPOSE OF THIS MOU

2.1 The purpose of this MOU is to set out the general terms and conditions under which the Company will exchange the issued share capital of Artsys and the mechanism and conditions for executing the Reverse Merger.

3. THE TRANSACTION

3.1 Immediately after the execution of the Definitive Agreement the Parties will cooperate in good faith to carry out a Reverse Merger Transaction as follows:

(i) The shareholders of Artsys immediately prior to the transaction (the “Artsys Shareholders”) will transfer their shares free and clean of any lien or third party right and/or encumbrance to the Company so that immediately after the completion of the Reverse Merger the Company will hold 100% of the issued share capital of Artsys (“Artsys Shares”), all in accordance with the terms and conditions of the Definitive Agreement.

(ii) As consideration for the Artsys Shares the Company shall issue to the Artsys Shareholders shares of the Company free and clean of any lien or third party right and/or encumbrance so that immediately after the completion of the Reverse Merger the Artsys Shareholders will hold Company shares representing at least 51% but not more than 75% of the issued share capital of the Company on a fully diluted basis excluding the warrants that will be granted to the investors of the one million US$ as defined below in item 4.1(i), all in accordance with the terms and conditions of the Definitive Agreement.

(iii) In addition to the issuance detailed above, the Company will issue shares of up to 18% of the Company’s issued share capital of the Company to the Artsys Shareholders subject to achieving agreed commercial future milestones as will be detailed in the Definitive Agreement.

4. CONDITIONS PRECEDENT

4.1 The Parties hereby agree that the following conditions precedents are fundamental conditions precedent to the transaction contemplated herein:

(i) That the Company holds in its bank account at least US$ 1,000,000 which are available for use free and clear of any third party undertakings, obligations, and/or debt and are held in cash or cash equivalent form.

(ii) That Artsys will complete a fund raise of US$ 450,000 out of which US$ 300,000 have been already invested prior to the date of this MOU.

5. THE DEFINITIVE AGREEMENT

5.1 Immediately after the execution of this MOU the Parties will negotiate the terms of the definitive agreement and its annexes in good faith (the “Definitive Agreement”) and will invest their best efforts to execute the Definitive Agreement within 45 days as of the execution of this MOU.

5.2 In the event that the Parties are not successful in executing the Definitive Agreement for any reason whatsoever, this MOU will be terminated and become null and void and will not bind the Parties in any way except for the confidentiality clause which will be binding upon the Company and Artsys.

5.3 Notwithstanding the generality of the foregoing, this MOU will terminate with immediate effect upon the signing of the Definitive Agreement.

6. GENERAL

6.1 Confidential Information. Subject to any applicable law or regulation, all information supplied to any of the Parties in the preparation, signing and performance of this MOU and/or of the Definitive Agreement, including the existence of this MOU (the "Confidential Information"), shall be considered confidential information. The Parties hereto shall not disclose any Confidential Information to any other person without the prior written consent of the other Party. Notwithstanding the foregoing the Parties may disclose Confidential Information to their consultants, advisors and employees who have a need to know such Confidential Information for the purpose of the performance of this MOU and/or the negotiations and performance related to the Definitive Agreement (the "Representatives"). Provided however that each Party shall procure that its respective Representatives to whom such disclosure is made will act in accordance with the terms of this MOU as if each of them were a Party hereto, and that each Party shall be responsible to for any breach of this MOU any of its respective Representatives.

9.5 Non Assignment. The provisions of this MOU shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this MOU without the consent of each other Party hereto.

9.6 Agreements with Third Parties. Nothing herein contained shall be deemed or construed to amend, modify, derogate from or change any existing agreement or understanding of the Parties with third parties relating to the Reverse Merge.

9.7 Counterparts; Effectiveness; This MOU may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

9.8 Governance and Jurisdiction. This MOU shall be governed in all respects by the laws of State of New York, USA without regard to the principles of conflict of law, and the relevant courts of New York City, New York, USA will have exclusive jurisdiction over all matters arising from this MOU.

9.9 Changes. Any change or amendment to this MOU will be without validity unless made in writing and signed by all the Parties to this MOU.

In witness whereto the Parties set their hands on the above-stated date:

ARTSYS360 Ltd.                                                         Zaxis International Inc.

Signed and approved by /s/ Meir Zorev                    Signed and approved by /s/ Jehuda Maimon

Position: Chairman                                                    Position: CEO

Date: 12/02/2014                                                      Date: 12/02/2014